UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 30, 2005
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                                   Culp, Inc.
                                   ----------
             (Exact Name of Registrant as Specified in its Charter)


       North Carolina                  0-12781                   56-1001967
-----------------------------  --------------------------    -------------------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                             1823 Eastchester Drive
                        High Point, North Carolina 27265
             -------------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (336) 889-5161
             -------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
             -------------------------------------------------------
              (Former name or address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                      INDEX
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                                                                        Page
                                                                        ----
Item 1.01 -    Entry into a Material Definitive Agreement                 3

Item 2.02 -    Results of Operations and Financial Condition              3

Item 9.01(c) - Exhibits                                                   4

Signatures                                                                5

Exhibits

1.01. Entry into a Material Definitive Agreement.

On August 30, 2005, Culp, Inc. (the "Company") and Wachovia Bank, National Association (formerly, Wachovia Bank, N.A.) (referred to herein as "Wachovia") entered into a Sixth Amendment to Amended and Restated Credit Agreement (the "Agreement") to amend and renew the Company's working capital line of credit with Wachovia. The Agreement provides for an unsecured line of credit in the amount of $8,000,000, to be used for working capital and to support letters of credit, which in total are not to exceed $5,500,000, required by the Company for various aspects of its operations. The line of credit has a term expiring August 31, 2006 and bears interest at LIBOR plus an adjustable margin based on the company's debt/EBITDA ratio, as defined in the agreement. The fees for this amendment were $5,000. The financial covenants applicable to the Company under the Agreement include the following:

o quarterly EBITDA targets (based upon the latest four quarters), with EBITDA being calculated excluding restructuring and related charges and other non-cash charges (with a limit on the amount of cash restructuring charges).

o    an interest and lease coverage test.

o    funded debt to tangible capital ratio not to exceed 60%.

o    $5,000,000 annual limit on capital expenditures.

o    dividend restrictions (unchanged from prior agreement).

o a liquidity requirement providing that from October 31, 2005 until March 15, 2006, the Company must maintain collected deposit balances with Wachovia of at least $7,500,000. This $7,500,000 million deposit requirement is contingent upon the company's successful completion of a real estate loan, as described below.

A copy of the Sixth Amendment to Amended and Restated Credit Agreement is filed herewith as Exhibit 99(c), and the description provided above is qualified by reference to the complete terms of the Agreement as set forth in Exhibit 99(c).

In addition, on August 30, 2005, the Company executed a Real Estate Loan Commitment Letter (the "Letter") with Wachovia, providing that Wachovia would commit until October 31, 2005 to make a five year term loan to the Company in an amount expected to be approximately $4,060,000, to finance and to be secured by a lien on the Company's headquarters building in High Point, North Carolina. The loan will bear interest at LIBOR plus an adjustable margin based on the company's debt/EBITDA ratio, as defined in the agreement, and will be payable monthly on a 15-year amortization schedule, with a final balloon payment due five years from closing. The commitment contains other terms and is subject to certain conditions and contingencies, as set forth in the Letter. The fees for this amendment were $1,500.

A copy of the Letter is filed herewith as Exhibit 99(d), and the description provided above is qualified by reference to the complete terms of the Letter as set forth in Exhibit 99(d).

The Company anticipates that the real estate term loan described above will be closed during October 2005.

Item 2.02 - Results of Operations and Financial Condition

On August 31, 2005, the Company issued a news release to announce its financial results for the first quarter ended July 31, 2005. The news release is attached hereto as Exhibit 99(a).

Also on August 31, 2005, the Company released a Financial Information Release containing additional financial information and disclosures about the Company's first quarter ended July 31, 2005. The Financial Information Release is attached hereto as Exhibit 99(b).

The news release and Financial Information Release contain disclosures about free cash flow, a non-GAAP performance measure, that management believes provides useful information to investors because it measures the Company's available cash flow for potential debt repayment, stock repurchases and additions to cash and cash equivalents. In addition, the news release and Financial Information Release contain proforma income statement information, which reconciles the reported and projected income statement information with proforma results, which exclude restructuring and related charges and credits. The Company has included this proforma information in order to show operational performance excluding the effects of restructuring and related charges and credits that are not expected to occur on a regular basis. Management believes this presentation aids in the comparison of financial results among comparable financial periods. In addition, this information is used by management to make operational decisions about the Company's business, is used in certain financial covenants in the Company's loan agreement, and is used by the Company as a financial goal for purposes of determining management incentive bonuses.

Forward Looking Information. This report and the exhibits hereto contain statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives, and include but are not limited to statements about the company's future operations, production levels, sales, SG&A or other expenses, margins, gross profit, operating income, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the Company adversely. Changes in consumer tastes or preferences toward products not produced by the Company could erode demand for the Company's products. In addition, strengthening of the U.S. dollar against other currencies could make the Company's products less competitive on the basis of price in markets outside the United States. Also, economic and political instability in international areas could affect the company's operations or sources of goods in those areas, as well as demand for the company's products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the company's periodic reports filed with the Securities and Exchange Commission.

Item 9.01 (c) -- Exhibits

99(a) News Release dated August 31, 2005

99(b) Financial Information Release dated August 31, 2005

99(c) Sixth Amendment to Amended and Restated Credit Agreement dated August 30,
      2005

99(d) Real Estate Loan Commitment Letter dated August 30, 2005

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CULP, INC.
                                       (Registrant)


                                       By: /s/ Franklin N. Saxon
                                           ---------------------
                                           Franklin N. Saxon
                                           President and Chief Operating Officer

                                       By: /s/ Kenneth R. Bowling
                                           ----------------------
                                           Kenneth R. Bowling
                                           Vice President-Finance, Treasurer


Dated: August 31, 2005
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